MEMORANDUM OF UNDERSTANDING

This MEMORANDUM OF UNDERSTANDING (“MOU”) is made and entered into this 17TH day of October, 2006 (“Effective Date”) by and between Arrow Financial Corporation, a New York corporation (“Arrow”) and John J. Murphy, Executive Vice President and Chief Financial Officer of Arrow (“Executive”) (collectively, the “Parties”).

WHEREAS, Executive is currently serving as Chief Financial Officer and Executive Vice President of Arrow, and is a director of  Arrow’s principal subsidiary, Glens Falls National Bank and Trust Company (the “Bank”); and

WHEREAS, Executive has delivered notice of his intent to resign from his positions with Arrow, effective December 31, 2006 ( the “Resignation Date”) which resignation has been accepted by the Board of Directors of Arrow; and

WHEREAS, Arrow and  Executive desire to reach agreement regarding Executive’s continuing to serve as a part-time consultant for Arrow following the Resignation Date in return for fair compensation for such services.

NOW, THEREFORE, it is the understanding of the Parties as follows:

1.

Consulting Arrangement.  Executive will serve as a consultant for Arrow on financial, accounting and other matters (the “Consulting Services”) for a period of at least three (3) years following the Resignation Date.

2.

Compensation. Executive shall provide services on a monthly basis equal to at least 20% of the normal hours worked by the Executive during the last full year of employment.  The compensation payable will be in such form and terms agreed to by the Executive and the Company.

3.

Bank Directorship.  Executive will continue to serve as a director of the Glens Falls National Bank for the remainder of his term and will be eligible for reelection as a director of the Bank at the next annual meeting.

4.

Location.  Executive shall be free to move his permanent residence outside of the geographical area in which Arrow and the Bank operate.

5.

Definitive Agreement.  This MOU and the terms hereof are subject to the Parties entering into a definitive agreement with regard to the Consulting Services, and the Parties agree to use best efforts to reach such a definitive agreement on or before the Resignation Date.

IN WITNESS WHEREOF, each person signing below represents and warrants that he or she is fully authorized to execute and deliver this MOU in the capacity set forth beneath his or her signature and the parties hereto have executed this MOU effective as of the Effective Date.

Arrow Financial Corporation

:

Executive:

By:

________________________________

Thomas L. Hoy

John J. Murphy

Chairman, President & CEO

Executive Vice President & CFO